                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT


                                                JURISDICTION             YEAR
             NAME                             OF INCORPORATION         ORGANIZED
             ----                             ----------------         ---------
Altera GmbH                                   Germany                    1989
Altera Foreign Sales Corporation              Barbados                   1989
Nihon Altera KK                               Japan                      1990
Altera France SARL                            France                     1990
Altera Italia s.r.l.                          Italy                      1991
Altera (UK) Limited                           United Kingdom             1992
Altera Corporation (M) Sdn Bhd                Malaysia                   1995
Altera B.V.B.A.                               Belgium                    1996
Altera AB                                     Sweden                     1996
Altera International, Inc.                    Cayman Islands             1997
Altera International Limited                  Hong Kong                  1997
Altera Taiwan Co., Ltd.                       Taiwan                     1997